GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231



                                 April 14, 2000

Merrimac Series
200 Clarendon Street
Boston, MA  02116

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 4 (the "Amendment") to the Registration Statement (No. 333-49693) on Form N-1A of Merrimac Series to our opinion with respect to the legality of the shares of beneficial interest of the Registrant representing interests in the Premium Class, Institutional Class and Investment Class of (i) Merrimac Cash Series, Merrimac Treasury Series and Merrimac Short-Term Asset Reserve Series, which opinion was filed with Pre-Effective Amendment No. 1 to the Registration Statement and (ii) Merrimac Treasury Plus Series, which opinion was filed with Post-Effective Amendment No. 1 to the Registration Statement.

     We also hereby consent to the filing of this consent as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Statement of Additional Information contained in the Amendment.

                                        Very truly yours,

                                        /s/ GOODWIN, PROCTER & HOAR LLP

                                        GOODWIN, PROCTER & HOAR  LLP

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